Exhibit 99.1
Nautilus Biotechnology Reports Third Quarter 2021 Financial Results
SEATTLE, WA, November 2, 2021 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single-molecule protein analysis platform for quantifying the proteome, today reported financial results for the third quarter ended September 30, 2021.
Recent Highlights

•Initiated a strategic partnership with Abcam, a world leader in the design and production of commercial antibodies, which we expect to accelerate our technology development pipeline and provide access to antibody development expertise that we believe will enhance protein detection in our platform.
•Signed our second and third research collaborations, one with a global pharmaceutical company and the other with an investigator at The University of Texas MD Anderson Cancer Center. Both collaborations are expected to utilize the Nautilus platform across a number of projects to investigate proteins and proteoforms of interest.
•Shared a manuscript that introduces the theoretical foundation for a fundamentally different approach to proteomics, called Protein Identification by Short-epitope Mapping (PrISM).

“Reflecting on the year thus far, 2021 has been characterized by exciting collaboration agreements, momentum around planned publications, the initiation of strategic partnerships, and our move to new world-class facilities in both San Carlos and Seattle,” said Sujal Patel, CEO of Nautilus. “Our team of scientific and engineering innovators continues to execute and capitalize on a wide range of opportunities. I am very proud of the team and pleased with the progress we are making towards delivering a deeper, richer view of the proteome than ever before possible.”
Third Quarter 2021 Financial Results
Operating expenses were $14.6 million for the third quarter of 2021, a 262% increase from $4.0 million for the three months ended September 30, 2020. The increase in operating expenses was driven primarily by an increase in headcount to support ongoing development of our products as well as the costs associated with being a public company.
Net loss was $14.5 million for the third quarter of 2021, as compared to a net loss of $4.0 million for the corresponding prior year period.
Cash, cash equivalents, and investments were $374.0 million as of September 30, 2021.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the third quarter 2021 financial results, business developments and outlook before market open on Tuesday, November 2nd, 2021 at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
Based in Seattle, Washington, Nautilus is a development stage life sciences company creating a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations regarding our collaborations and strategic partnerships, including our expectations with respect to the suitability of the Nautilus product platform to investigate proteins and proteoforms, and the ability of our strategic partnership to accelerate technology development and enhance protein detection; and expectations with respect to the functionality and performance of Nautilus’ product platform, its potential impact on pharmaceutical development and drug discovery. These statements are based on numerous assumptions concerning the development of Nautilus’ products and target markets and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-

looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in the Registration Statement on Form S-1 filed with the SEC as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended September 30, 2021. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
Thermal for Nautilus Biotechnology
Kaustuva Das
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of September 30, 2021 and December 31, 2020 (Unaudited)

(in thousands)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$190,241	$36,607
Short-term investments	157,104	40,135
Prepaid expenses and other current assets	4,877	917
Total current assets	352,222	77,659
Property and equipment, net	2,046	1,371
Operating lease right-of-use assets	3,685	4,842
Long-term investments	26,627	—
Other long term assets	767	1,139
Total assets	$385,347	$85,011
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,498	$470
Accrued expenses and other liabilities	2,397	1,069
Current portion of operating lease liability	314	1,479
Total current liabilities	4,209	3,018
Operating lease liability, net of current portion	3,291	3,296
Total liabilities	7,500	6,314
Redeemable convertible preferred stock:
Series Seed redeemable convertible preferred stock	—	5,494
Series A redeemable convertible preferred stock	—	27,067
Series B redeemable convertible preferred stock	—	75,857

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	12	1
Additional paid-in capital	441,795	600
Accumulated other comprehensive (loss) income	(9)	3
Accumulated deficit	(63,951)	(30,325)
Total stockholders’ equity (deficit)	377,847	(29,721)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$385,347	$85,011

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three and Nine Months Ended September 30, 2021 and 2020 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2021	2020	2021	2020
Operating expenses
Research and development	$8,244	$3,317	$19,459	$8,538
General and administrative	6,324	710	14,223	1,886
Total operating expenses	14,568	4,027	33,682	10,424
Other income (expense), net	64	49	56	157
Net loss	$(14,504)	$(3,978)	$(33,626)	$(10,267)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.13)	$(0.47)	$(0.36)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	124,114,893	29,963,812	71,062,172	28,208,770

(1)    The weighted-average number of shares of Common Stock outstanding prior to the Business Combination have been retroactively restated to reflect the exchange ratio of approximately 3.6281 established in the Business Combination.

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three and Nine Months Ended September 30, 2021 and 2020 (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(33,626)	$(10,267)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	756	516
Stock-based compensation	5,404	119
Net amortization of premiums on securities	190	179
Amortization of operating lease right-of-use assets	1,217	1,232
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(3,860)	(318)
Accounts payable	887	57
Accrued expenses and other liabilities	1,533	399
Operating lease liability	(1,223)	(1,186)
Net cash used in operating activities	(28,722)	(9,269)
Cash flows from investing activities
Proceeds from sale and maturities of securities	40,000	15,001
Purchases of securities	(183,745)	(68,359)
Purchases of property and equipment	(1,283)	(617)
Net cash used in investing activities	(145,028)	(53,975)
Cash flows from financing activities
Net proceeds from reverse recapitalization and PIPE financing	335,409	—
Payments of deferred offering costs	(8,129)	—
Proceeds from exercise of stock options	104	32
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	75,857
Net cash provided by financing activities	327,384	75,889
Net increase in cash, cash equivalents and restricted cash	153,634	12,645

Cash, cash equivalents and restricted cash at beginning of period	37,219	595
Cash, cash equivalents and restricted cash at end of period	$190,853	$13,240